United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MORGAN STANLEY
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the registrant)

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A Message from John J. Mack

Morgan Stanley's 2006 annual shareholders meeting will be held at 9:00 a.m. local time on April 4th at our Global Wealth Management Group headquarters in Purchase, NY. Our shareholders will elect our directors and vote on ratification of the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2006. They also will vote on three Firm-sponsored proposals to amend Morgan Stanley’s certificate of incorporation to accelerate the declassification of the board of directors, to eliminate the provision requiring plurality voting for directors and to eliminate certain supermajority voting requirements. They also will consider shareholder proposals to elect directors by majority vote, to adopt simple majority voting in the certificate of incorporation and bylaws and to adopt a severance policy for senior executives.

Our Board of Directors recommends that shareholders vote “FOR” the director nominees, auditor ratification and the three Firm-sponsored proposals to amend the certificate of incorporation. The Board also recommends that shareholders vote “AGAINST” the three shareholder proposals. The Board's rationale for these recommendations is set forth in the proxy statement. Detailed instructions for voting your shares are provided below.

Thank you for your continued support of and investment in Morgan Stanley.

[John J. Mack signature]

To vote your shares in the Firm's employee plans, click on http://webapp.sso.corpms.com/itlnc/proxycard/webapp/init.do. Alternatively, you may vote by touch-tone telephone. If you are located in the U.S., dial 1-866-540-5760. If you are located outside the U.S., dial 201-680-6599. When voting by telephone, enter the following 11-digit control number: ________________. Your vote regarding plan shares must be received by 11 p.m. (EDT) on April 2, 2006.

To vote via the website, use the same authentication you use for the Morgan Stanley & i and Compliance websites (see chart). For technical assistance contact your regular help desk.

Business Unit	Authentication
Institutional Securities, Institutional Investment Management, Van Kampen and PWM	Kerberos ID and Password
Global Wealth Management Group (IAS Division)	Windows Login ID and Password
Discover and Morgan Stanley Credit Corporation	RACF Login ID and Password

Remember, if you also hold shares in a brokerage account and/or in your own name, you will receive separate proxy card(s) to vote those shares. To be sure that all your shares are voted at the meeting, follow the instructions on each separate proxy card that you receive.

To view or print a copy of our proxy statement, annual report on form 10-K or summary annual report, click on www.morganstanley.com/about/ir/sec.html. To request a copy of any of these materials or a proxy card for your shares in employee plans, call 1-212-762-8131.

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